                                                                     Exhibit 4.3

                         CERTIFICATE OF VOTING POWERS,
                         DESIGNATIONS, PREFERENCES AND
                       RELATIVE, PARTICIPATING, OPTIONAL
                           OR OTHER RIGHTS, AND THE
                        QUALIFICATIONS, LIMITATIONS OR
                         RESTRICTIONS THEREOF, OF THE
                SERIES E CONVERTIBLE REDEEMABLE PREFERRED STOCK

                                      OF

                               ALLIN CORPORATION


                 _____________________________________________

     Allin Corporation, a corporation organized and existing by virtue of the laws of the State of Delaware (the "Corporation"), does hereby certify that the following resolutions were duly adopted by the Board of Directors of the Corporation on May 13, 1999.

     RESOLVED THAT, pursuant to the authority expressly granted to and vested in the Board of Directors of the Corporation by the provisions of the Certificate of Incorporation of the Corporation (the "Certificate of Incorporation"), the Board of Directors hereby creates, from the shares of Preferred Stock (the "Preferred Stock") of the Corporation authorized to be issued pursuant to the Certificate of Incorporation, a series of the Preferred Stock designated Series E Convertible Redeemable Preferred Stock, and hereby fixes the voting powers, designations, preferences and relative participating, optional or other rights, and the qualifications, limitations or restrictions thereof, of the shares of such Series as follows:

  14.           Designation.  Two thousand (2,000) shares of the Preferred Stock
                -----------
are hereby designated Series E Convertible Redeemable Preferred Stock with a par value of $.01 per share (the "Series E Preferred Stock").

  15.           Rank.  The Series E Preferred Stock shall rank (i) senior to the
                ----
Common Stock, the Series A Convertible Redeemable Preferred Stock, the Series B Convertible Redeemable Preferred Stock and (ii) senior to the Series C Redeemable Preferred Stock and the Series D Convertible Redeemable Preferred Stock, which two series are to be created concurrently with the Series E Preferred Stock.

  16.           Dividends.
                ---------

               (c) The holders of shares of Series E Preferred Stock shall be entitled to receive, to the extent that funds are legally available therefor and the Corporation's then senior lender gives any required consent, cash dividends on each share of the Series E Preferred Stock (referred to as a "Share") at a rate per annum of 6% of the Liquidation Value thereof, from and including the date of issuance of such Share to and including the date on which the Redemption Price of such Share is paid.

  Such dividends will be payable quarterly in arrears on each October 1, January 1, April 1 and July 1 (hereinafter referred to as "Dividend Payment Dates"). To the extent that dividends are not paid on a particular Dividend Payment Date because funds are not legally available for the payment of such dividends or the Corporation's then senior lender does not consent to the payment of such dividends, all such dividends will accrue and compound on a quarterly basis and will be paid on or before the Redemption Date.

               (d) So long as any shares of the Series E Preferred Stock are outstanding, the Corporation will not declare or pay or set apart for payment any dividends (other than a dividend in common stock or in any other class of stock ranking junior to the Series E Preferred Stock as to dividends and upon liquidation) or make any other distribution on any class of stock of the Corporation ranking junior to the Series E Preferred Stock either as to dividends or upon liquidation (collectively, "Junior Securities") and will not redeem, purchase or otherwise acquire for value, or set apart money for any sinking or other analogous fund for the redemption or purchase of any shares of any Junior Securities (in any such case, a "Junior Payment"), unless all dividends on the Series E Preferred Stock for the Dividend Payment Date immediately prior to or concurrent with the payment with respect to any such dividend, distribution, redemption, purchase or acquisition as to such Junior Securities shall have been paid, or declared and a sum sufficient for the payment thereof set aside by the Corporation separate and apart from its other funds.

  17.           Liquidation.
                -----------

               (a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, before any payment or distribution of the assets of the Corporation (whether capital, surplus or earnings) or proceeds therefrom shall be made to or set apart for the holders of shares of any Junior Securities, the holders of shares of Series E Preferred Stock shall be entitled to receive payment of $1,000 per share (the "Liquidation Value") held by them, plus an amount equal to all dividends accrued and compounded and unpaid on such shares to the date of such payment.

               (b) If upon any liquidation, dissolution or winding up of the Corporation, the Corporation's assets to be distributed among the holders of the Series E Preferred Stock are insufficient to permit payment to such holders of the aggregate amount which they are entitled to be paid, then the entire assets to be distributed will be distributed ratably among such holders based upon the aggregate Liquidation Value of the Series E Preferred Stock held by each such holder. The Corporation will mail written notice of such liquidation, dissolution or winding up, not less than sixty (60) days prior to the payment date stated therein, to each record holder of Series E Preferred Stock. Neither the consolidation nor merger of the Corporation into or with any other corporation or corporations, nor the sale or transfer by the Corporation of all or any part of its assets, nor the reduction of the capital stock of the Corporation, will be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this paragraph.

  18.           Redemption.
                ----------

               (a) Optional Redemption. At any time, the Corporation shall have
                   -------------------
the right to redeem all or part of the outstanding Shares of the Series E Preferred Stock, by giving written notice thereof to the affected stockholder or stockholders (the "Redemption Notice"). The Redemption Notice shall specify (i) the redemption date which shall be not less than thirty (30) days from the date of the Redemption Notice and (ii) the number of shares to be redeemed. If fewer than all of the outstanding Shares of Series E Preferred Stock are to be redeemed, such Shares of Series E Preferred Stock shall be redeemed on a pro rata basis among the holders of record of outstanding Shares of Series E Preferred Stock.

               (b) Redemption Price. The redemption price for Shares of Series E
                   ----------------
Preferred Stock shall be One Thousand Dollars ($1,000) per Share, plus an amount equal to all accrued and compounded and unpaid dividends to the date of redemption (the "Redemption Price").

               (c) Redemption Procedure. Unless default is made in the payment
                   --------------------
of the Redemption Price, all rights of the holders of such Shares of Series E Preferred Stock as stockholders of the Corporation by reason of the ownership of the respective Shares of Series E Preferred Stock shall cease at the close of business on the Redemption Date ("Redemption Date"), except the right to receive payment in full of the Redemption Price of such Shares of Series E Preferred Stock on presentation and surrender of the certificate or certificates for such Shares of Series E Preferred Stock, and after the Redemption Date such Shares of Series E Preferred Stock shall not be deemed to be outstanding. In case less than all the Shares of Series E Preferred Stock represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed Shares of Series E Preferred Stock without cost to the holder thereof.

  At its option, the Corporation may, on or prior to the Redemption Date, deposit an amount equal to the aggregate Redemption Price of the Shares of the Series E Preferred Stock to be redeemed with a bank or trust company (the "Depositary"), having its principal office in the City of Pittsburgh, Commonwealth of Pennsylvania, and designated by the Board of Directors, to be held in trust by the Depositary, for the sole benefit of the holders of the Series E Preferred Stock, for payment to the holders of such Shares of Series E Preferred Stock then to be redeemed. If such deposit is made and the funds so deposited are made immediately available to the holders of the Shares of the Series E Preferred Stock to be redeemed, the Corporation shall thereupon be released and discharged (subject to the provisions of the next paragraph of this Section) from its obligation to make payment of the Redemption Price of the Shares of Series E Preferred Stock to be redeemed, and the holders of such Shares of Series E Preferred Stock shall look only to the Depositary for such payment.

  Any funds deposited with the Depositary as aforesaid with respect to payment of the Redemption Price of Shares of the Series E Preferred Stock remaining unclaimed at the end of five (5) years from and after the Redemption Date in respect of which such funds were deposited, shall be returned to the Corporation forthwith; and thereafter the holders of Shares of the Series E Preferred Stock redeemed on such Redemption Date shall look only to the Corporation for the payment of the Redemption Price thereof. Any interest accrued on any funds deposited with the Depositary shall belong to the Corporation and shall be paid to it by the Depositary from time to time on demand.

  On or after the Redemption Date, the holders of Shares of Series E Preferred Stock which have been redeemed shall surrender their certificates representing such Shares of Series E Preferred Stock to the Corporation at its principal place of business or as otherwise notified, and thereupon the Redemption Price of such Shares of Series E Preferred Stock shall be paid to the order of the holder of record of the Shares of Series E Preferred Stock represented by such certificate or certificates and each surrendered certificate shall be cancelled, and such Shares of Series E Preferred Stock shall be retired and shall not be reissued.

  19.           Voting.  Except as otherwise provided by the Delaware General
                ------
Corporation Law and in this Section, the holders of Series E Preferred Stock shall have no voting rights whatsoever. Without the consent of the holders of at least a majority of the number of shares of Series E Preferred Stock at the time outstanding and eligible to vote, given in person or by proxy, either in writing or at a meeting called for the purpose at which the holders of Series E Preferred Stock shall vote as a class, neither the Certificate of Incorporation nor the Certificate of Designation relating to the Series E Preferred Stock shall be changed, nor shall the Board of Directors take any action, so as to affect adversely the rights and preferences of the Series E Preferred Stock as set forth herein.

  20.           Conversion.
                ----------

               (a) Automatic Conversion. If not earlier converted or redeemed,
                   --------------------
all Shares of Series E Preferred Stock outstanding as of August 13, 2000, will automatically convert into the number of shares of common stock of the Corporation equal to (i) the amount obtained by dividing the Liquidation Value of the then outstanding Shares of Series E Preferred Stock plus accrued and unpaid dividends, if any, by $4.406 or (ii) at the holder's option, the amount obtained by dividing the Liquidation Value of the then outstanding Shares of Series E Preferred Stock plus accrued and unpaid dividends, if any, by the average of the bid and asked prices of the Corporation's common stock for the 30 days preceding August 13, 2000, subject to a $2.00 minimum per share price (the "Conversion Formula").

               (b) Optional Conversion Rights. In the event of a Conversion
                   --------------------------
Triggering Event, each holder of Series E Preferred Stock will have the following options: (i) to convert all of such holders' Shares of Series E Preferred Stock (but not including accrued and unpaid dividends, if any) into shares of the Corporation's common stock in accordance with the Conversion Formula and seek payment from the Corporation of accrued and unpaid dividends, if any, through the date of conversion or (ii) to convert all of such holders' Shares of Series E Preferred Stock as well as accrued and unpaid dividends through the date of conversion, if any, into shares of the Corporation's common stock in accordance with the Conversion Formula. In addition, if dividends are not paid on a particular Dividend Payment Date, each holder of Series E Preferred Stock may also elect to convert all of such holders' Shares of Series E Preferred Stock (but not accrued and unpaid dividends, if any) into shares of common stock of the Corporation in accordance with the Conversion Formula and continue to receive quarterly payments until August 13, 2000 equal to what the accrued dividends would have been as if the holders' shares of Series E Preferred Stock remained outstanding.

     For purposes of this Section, a "Conversion Triggering Event" shall occur when:
     (i) the Corporation fails to pay dividends on a particular Dividend Payment Date; or

     (ii) any material warranty, representation or statement made or furnished to a holder of Series E Preferred Stock by or on behalf of the Corporation in that certain Stock Purchase Agreement dated August 12, 1998 among the Corporation, KCS Computer Services, Inc. and the shareholders of KCS Computer Services, Inc. proves to have been false or misleading in any material respect when made or furnished; or

     (iii) there occurs dissolution, termination of existence, charter revocation or forfeiture, insolvency, liquidation, reorganization, arrangement, adjustment, compensation or other similar relief, business failure, assignment for the benefit of creditors, or the commencement of proceedings under any law relating to bankruptcy, insolvency, relief of debtors or protection of creditors, termination of legal entities or any other similar law now or in the future in effect, or a proceeding shall be instituted in respect of the Corporation seeking appointment of a receiver, trustee, custodian, liquidator, assignee, sequestrator or other similar official for the Corporation or for all or any substantial part of its property by or against the Corporation or any surety of any of the obligations of the Corporation; or

     (iv) the Corporation shall become insolvent, shall become generally unable to pay its debts as they become due, shall voluntarily suspend transaction of its business, shall make a general assignment for the benefit of creditors, shall institute a proceeding described above or shall consent to any order for relief, declaration, finding or relief described in clause (iii) above, shall institute a proceeding described in clause (iii) above or shall consent to the appointment or to the taking of possession by any such official of all or any substantial part of its property whether or not any proceeding is instituted, dissolves, winds-up or liquidates itself or any substantial part of its property, or shall take any action in furtherance of any of the foregoing.

  The optional conversion rights provided for in this Paragraph 7(b) shall not arise and a Conversion Triggering Event shall not occur if the Corporation fails to pay dividends on a particular Dividend Payment Date, if the Corporation's then senior lender, if any, does not permit the payment of dividends on the Series E Preferred Stock.

               (c) Other Conversion Provisions. Upon any conversion, no
                   ---------------------------
fractional shares of common stock shall be issued; instead a cash payment will be made in lieu of the issuance of any fractional shares of common stock. Any shares of Series E Preferred Stock which are not converted to common stock will remain outstanding until so converted or until redeemed by the Corporation. In the event that the number of shares of outstanding common stock is changed by any stock dividend, stock split or combination of shares at any time shares of Series E Preferred Stock are outstanding, the number of shares of common stock that may be acquired upon conversion of such outstanding Series E Preferred Stock in accordance with the foregoing shall be proportionately adjusted.

               (d) Conversion Procedures. In the event of automatic conversion
                   ---------------------
pursuant to Paragraph 7(a), such conversion shall be deemed to occur on August 13, 2000 (the "Automatic Conversion Date"). Any holder of Series E Preferred Stock shall specify its conversion option set forth in clauses (i) and (ii) of Paragraph 7(a) on or prior to the Automatic Conversion Date. Any holder of Series E Preferred Stock wishing to exercise the optional conversion rights pursuant to Paragraph 7(b) shall give written notice thereof to the Corporation (the "Conversion Notice"), and such Conversion Notice shall specify the conversion option selected by the holder with respect to accrued and unpaid dividends, if any. Upon receipt of the Conversion Notice, the Corporation shall set a date for the conversion of the Series E Preferred Stock, which date shall be not more than thirty (30) days from the date of the Conversion Notice (the "Optional Conversion Date" and together with the Automatic Conversion Date, the "Conversion Date"). All rights of a holder of the Series E Preferred Stock as a preferred stockholder of the Corporation by reason of the ownership of Series E Preferred Shares being converted shall cease at the close of business on the Conversion Date, except the right to receive, on presentation and surrender of the certificate or certificates for the Series E Preferred Stock being converted, the shares of common stock into which the Series E Preferred Stock is converted and cash payments, if any, in lieu of fractional shares, as provided for in the preceding paragraph of this Section, and after the Conversion Date such Shares shall not be deemed to be outstanding. From and after the Conversion Date, the holders of the converted Series E Preferred Stock shall have the rights of common stockholders, including the right to one vote for each share of common stock held by such holder or that such holder is entitled to receive upon presentation and surrender of certificates for shares of Series E Preferred Stock as provided for in the preceding sentence, but such holders shall have no rights as preferred stockholders with respect to shares of Series E Preferred Stock converted.


ATTEST:                              ALLIN CORPORATION

/s/ Robert V. Fulton                 By: /s/ Dean C. Praskach
--------------------                     --------------------------------------
                                     Name Printed: Dean C. Praskach
                                                   ----------------------------
                                     Title: Chief Financial Officer & Secretary
                                            -----------------------------------